UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

Etelos, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 O’Farrell St., Suite 320, San Mateo, California		94403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-458-4510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On August 22, 2008, Etelos, Inc., a Delaware corporation (the “Company”) took various steps to reduce monthly operating negative cashflow (“cash burn”) by approximately 50%, including termination of 13 employees. These steps were effected to streamline operations, eliminate redundancies and reduce operating expenses.

In its recently filed 10-Q for the period ended June 30, 2008, the Company stated that its cash balance at June 30, 2008, was sufficient to fund its operations through September 2008.  The Company also said that it was considering alternatives to address its cash flow situation that include: (1) raising capital through additional sale of our capital stock and/or debentures and (2) reducing cash operating expenses to levels that are in line with current revenues.

The Company is continuing to seek additional capital through the sale of securities.  However, no agreements or arrangements for additional capital are in place at this time, and no assurances can be given that the Company will be successful in its capital raise, or as to the terms on which it may be offered.  These steps were taken to reduce cash operating expenses and bring them closer in line with anticipated revenues goals.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Etelos, Inc.
Registrant

August 22, 2008	By:	/s/ Jeffrey L. Garon
Jeffrey L. Garon, Chief Executive Officer